Exhibit 10.22

OFFICE LEASE

THIS OFFICE LEASE is made and entered into in Mount Prospect, Illinois as of the 24 day of May , 2006, by and between Lake Center Plaza Partners, LLC whose principal place of business is located at 1699 Wall Street , Suite 123, Mount Prospect, Illinois 60056 (the Landlord), and, Monotype Imaging Inc., 500 Unicorn Park Drive, Woburn, MA. 01801 (the Tenant);

W I T N E S S E T H:

1.	Premises.

Landlord hereby leases to Tenant, and Tenant accepts from Landlord the Premises consisting of approximately Three Thousand Two Hundred Forty Eight (3,248) rentable square feet and known as Suite 420 (the Premises), being described in the plan attached hereto as Exhibit A and incorporated herein by this reference in the building (the Building) known as Lake Center Plaza, 1699 Wall Street, Mount Prospect, Illinois. The Premises shall be used for general office space and for no other use or purpose. Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto: the common facilities included in the Building or the Lot, including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators, the common roadways and facilities in the Park, including common walkways, driveways, and the jogging trail and other common amenities, if any; the parking facility (including the visitor’s parking area and parking spaces reserved for the disabled), at locations which may from time to time be designated by Landlord; the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and if the Premises include less than the entire rentable area of any floor, the common toilets in the central core area of such floor.

2.	Term.

The initial term of this Lease shall commence on the date that Landlord has delivered to Tenant the Premises with Landlord’s Work (as set forth in Exhibit C) substantially complete (the Commencement Date) which date is currently scheduled to be July 1, 2006 and shall end on the date that is sixty four (64) full calendar months following the Commencement Date (the Termination Date), unless sooner terminated or extended as provided herein. The initial term of this Lease as set forth herein is hereinafter referred to as the Initial Term and the Initial Term as the same may be extended or sooner terminated is hereinafter referred to as the Term. Tenant shall have the right to access the premises for furniture delivery and wiring after Lease is fully executed and deposit paid.

Tenant shall have the right and option to extend the Term of this Lease for one extended term (the “Extended Term”) of five (5) years by giving written notice to Landlord not later than six (6) months prior to the Termination Date. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the original Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (i) during the Extended Term, Tenant shall have no further option to extend the Term, and (ii) the monthly Base Rent for the Extended Term shall be as set forth in Exhibit B.

3.	Rent.

The Tenant shall pay as rent hereunder the monthly Base Rent as set forth on Exhibit B plus the Rent Adjustments (as hereinafter defined), plus all other sums herein required to be paid to Landlord, Lake Center Plaza Partners, LLC, 1699 Wall Street, Suite 123, Mount Prospect, Illinois or to such other person or at such other place as Landlord may from time to time direct in writing. Tenant shall pay to Landlord the monthly Base Rent set forth above in advance on or before the first day of each month of the Term. Except as otherwise expressly provided in this Lease, all such rent shall be paid without any set-off, counterclaim or deduction whatsoever.

4.	Base Rent Adjustments.

In addition to the Base Rent, the Tenant shall pay to the Landlord, as rent, the Rent Adjustments described in this Section 4, without set off, counterclaim or deduction.

(a) For the purposes of this Lease:

(i) The term Base Year for purposes of determining Tenant’s Proportion of Taxes and Expenses shall mean the Calendar Year 2006, including the Taxes assessed for 2005 and payable during calendar year 2006.

(ii) The term Calendar Year shall mean each calendar year or a portion thereof during the Term.

(iii) The term Expenses shall mean all reasonable costs and expenses of every kind or nature paid or incurred by Landlord in connection with the management, ownership, operation, maintenance and repair of the Project or Building, including, without limiting the generality of the foregoing, all insurance costs (including, without limitation, fire and extended coverage, public liability, workmen’s compensation, rent and business interruption insurance costs), utility charges, management fees (the total amount of which such fees shall in no event exceed 6% of the gross income from the Project per Calendar Year), window cleaning, janitorial service, snow and ice removal, costs and expenses of planting, maintaining, replanting and replacing flowers, grass and other landscaping, all costs of independent contractors and wages and salaries of employees engaged in the operation, maintenance and repair of the Building and parking areas (including, without limitation, fringe benefits), legal and accounting expenses, and amortization over the useful life of such replacement, with interest at the rate of Prime plus 3% per year, of that portion of the cost of any capital replacements made to the Building intended by Landlord to reduce Expenses or required to comply with any law or regulation by any governmental authority first in effect after the date of this Lease. Expenses shall not include: real estate brokers’ leasing commissions or compensation; Taxes; depreciation; interest and principal payments on mortgages, and other debt costs, if any; cost of work done in the Building to the extent any tenant has paid the cost thereof to Landlord; and, except to the extent provided above, costs of improvements and replacements which are capitalized in accordance with generally accepted accounting principles. The term Operating Costs shall not include any repair, restoration or other work occasioned by fire, wind, storm or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, advertising expenses, expenses for the creation or renovation of space for new tenant, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to an employee of Landlord above the grade of Property Manager nor any depreciation allowance on any improvements on the Property, loan principal payments, leasing commissions, or advertising costs. Operating Expense shall also not include: costs of work or services for particular tenants that are separately reimbursable to Landlord by such tenants; costs for which Landlord is reimbursed under insurance policies or otherwise by third parties; costs paid directly by individual tenants to suppliers, including tenant electricity and telephone costs; legal and accounting expenses related to lease negotiations and enforcement of leases; damages, penalties, fines, or interest that Landlord is obligated to pay by reason of any tort liability of Landlord, Landlord’s violation of applicable law or failure by Landlord or any tenant (other than Tenant) to comply with its lease obligations or to timely pay any component of Expenses; the costs of environmental testing and of complying with applicable federal, state and local laws dealing with the handling, storage and disposal of hazardous materials or substances; costs for alteration, improvements, installations or equipment required to remedy any noncompliance, as of the Commencement Date, of the Building with applicable law (including, without limitation, the Americans with Disabilities Act of 1990); salaries of executives or principals of Landlord; charitable and political contributions; financing and refinancing costs in respect of any mortgage placed upon the Property, including points and commissions in connection therewith; reserves; any bad debt loss, rent loss or reserves for bad debts or rent loss; any expenses which are not paid or incurred in respect of the Building or Land but rather in respect of other real property owned by Landlord or affiliates of Landlord, provided that with respect to any expenses attributable in part to the Building or Land and in part to other real property owned by Landlord (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), Expenses shall include only such portion thereof as are apportioned by Landlord to the Building or Land on a fair and equitable basis; costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in any person of whatever tier owning an interest therein; amounts paid to subsidiaries or other affiliates of Landlord for services to the Property to the extent only that the costs of such services exceed the costs if such services had been rendered by an unaffiliated party; any costs incurred in connection with the making of repairs which are the obligation of another tenant of the Building; the cost of tools and equipment initially purchased in connection with the opening and initial equipping of the Building.

If the Building is not fully leased and occupied during all or any portion of any Calendar Year, including the Base Year, Landlord will make an adjustment to the actual amount of variable Expenses for such Calendar Year to reflect the amount of Expenses which would have been paid or incurred by Landlord if the Building had been fully leased and occupied. Such adjusted amount shall be deemed to be the amount of Expenses for such Calendar Year. Such adjustment will be determined in accordance with generally accepted accounting and management principles consistently applied. If any expense so paid in one (1) year relates to more than one (1) Calendar Year, at option of Landlord, such expense may be proportionately allocated among such related Calendar Years.

(iv) The term Project shall mean the Building, parking lots, retention and detention ponds and the and the land parcels on which such improvements are located.

(v) The term Tenant’s Proportion shall mean a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building, as determined by Landlord from time to time. The Tenant’s Proportion with respect to the Premises shall be 2.2%.

(vi) The term Rent Adjustments shall mean all amounts owed by Tenant as additional rent as defined in Section 4B hereof.

(vii) The term Rent Adjustment Deposit shall mean an amount equal to the estimate of Rent Adjustments due for any Calendar Year as made by Landlord from time to time during the Term. The Rent Adjustment Deposit shall be payable by Tenant in equal monthly installments in the same manner as Base Rent on the first day of each month of the Term.

(viii) The term Taxes shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including general income or franchise taxes or any other taxes imposed upon or measured by income or profits, unless the same shall be imposed in lieu of Taxes as herein defined or unless same shall be specifically imposed upon income derived from rents), which may now or hereafter be levied or assessed against the Project or any portion thereof which are payable in any Calendar Year during the Term. In case of special taxes or assessments which may be payable in installments, only the amount of each installment and interest paid thereon paid during a Calendar Year shall be included in Taxes for that Calendar Year. Taxes shall also include any personal property taxes (attributable to the Calendar Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Building. Taxes also include the Landlord’s reasonable costs and expenses (including reasonable attorney’s fees) in contesting or attempting to reduce any Taxes, regardless of whether Taxes are actually reduced. Taxes shall be reduced by any recovery or refund received of Taxes previously paid by the Landlord, provided such refund relates to Taxes paid during the Term of this Lease. Notwithstanding anything set forth above to the contrary, if at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes.

(b) The amount of the Rent Adjustments shall be calculated as follows:

(i) In the event that the amount of Expenses attributable to any Calendar Year shall be greater than the amount of Expenses for the Base Year, then the Tenant shall pay to the Landlord the Tenant’s Proportion of such increase, provided, however, in no event shall the amount of Expenses for any Calendar Year under this Lease increase over the prior Calendar Year by more than three percent (3%).

(ii) In the event that the amount of Taxes attributable to any Calendar Year shall be greater than the amount of Taxes for the Base Year, then the Tenant shall pay to the Landlord the Tenant’s Proportion of such increase. The amount of Taxes attributable to a Calendar Year shall be the amount payable during any such Calendar Year, even though the assessment for such Taxes may be for a different Calendar Year.

(c) Within 120 days after the expiration of each Calendar Year, Landlord will furnish Tenant a statement (the Adjustment Statement) showing the following:

(i) Taxes attributable to the Calendar Year last ended;

(ii) The amount of Rent Adjustments due Landlord for the Calendar Year last ended, less credits for Rent Adjustment Deposits paid, if any; and

(iii) The Rent Adjustment Deposit due in the current Calendar Year.

(d) Within thirty (30) days after Tenant’s receipt of each Adjustment Statement, Tenant shall pay to Landlord:

(i) The amount of Rent Adjustments shown on the Adjustment Statement to be due Landlord for the Calendar Year last ended less the amount of Rent Adjustment Deposit previously paid in respect of such Calendar Year; plus

(ii) The amount which, when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year, would provide to Landlord such portion of the Rent Adjustment Deposits as would have theretofore been paid to Landlord had Tenant paid one twelfth (1/12th) of the Rent Adjustment Deposit, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year.

Commencing on the first day of the first month after Tenant’s receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12th) of the Rent Adjustment Deposit shown on said statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant’s obligation to pay the Rent Adjustment shall survive the Term.

(e) Tenant’s payment of the Rent Adjustment Deposit for each Calendar Year shall be credited against the Rent Adjustments for such Calendar Year. All Rent Adjustment Deposits may be co-mingled and no interest shall be paid to Tenant thereon. If the Rent Adjustment Deposits paid by Tenant for any Calendar Year exceeds the Rent Adjustments for such Calendar Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the Rent Adjustments due for the next succeeding Calendar Year, except that if any such excess relates to the last Calendar Year of the Term, then Landlord shall refund such excess to Tenant, provided that Tenant is not then in default beyond any applicable notice and cure period.

(f) The Tenant or its representative shall have the right to examine the Landlord’s books and records with respect to the items in the Adjustment Statement during normal business hours at any time within thirty (30) days following the furnishing by the Landlord to the Tenant of such Adjustment Statement. Unless the Tenant shall take written exception to any item within thirty (30) days after the furnishing of the requested backup information concerning the applicable Adjustment Statement, the Adjustment Statement shall be considered as final and accepted by the Tenant. Any amount due to Landlord as shown on any such Adjustment Statement, whether or not written exception is taken thereto, shall be paid by the Tenant within thirty (30) days after the Landlord shall have submitted the Adjustment Statement, without prejudice to any such written exception.

(g) If the Commencement Date is on any day other than the first day of January, or if the Termination Date is on any day other than the last day of December, any Rent Adjustments due Landlord shall be prorated.

5.	Services.

(a) The Landlord shall, so long as Tenant is not in default beyond any applicable notice and cure period under any covenant or condition herein contained, furnish:

(i) Cold water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord’s prior written consent, and warm water in common with other tenants for lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purposes, and Landlord may install a water meter, at Tenant’s sole cost, to measure such usage. Tenant shall not waste or permit the waste of water; and

(ii) Passenger elevator service daily in common with Landlord and other tenants, 24 hours per day, 7 days per week, 365 days per year;

(iii) Janitorial service as provided to other tenants of the building, including daily vacuuming of the Premises and common areas and daily removal of trash; and

(iv) During the term of the lease, Landlord will provide light bulb changes and perform other minor maintenance within the suite as requested by Tenant, provided that the servicing and/or replacement of fire extinguishers inside the Premises shall remain the responsibility of the Tenant.

(b) All electricity, telecommunication, signal and other similar services used in the Premises shall be supplied by the utility company serving the Building. Tenant shall pay for its pro rata share of electricity used in the Premises, based on the amount paid by Landlord for such utilities by the provided thereof from time to time. The cost for Tenant’s electricity usage in the Premises is currently $1.00 per square foot of Premises rentable area per year. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements. If such service be discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Rent Adjustments and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant shall receive such service directly from the utility company and Landlord hereby permits its wires and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Notwithstanding anything contained in this Lease to the contrary, if (i) as a result of the gross negligence or willful misconduct of Landlord, its agents or employees, or any default of Landlord of its obligations under this Lease, an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, and (ii) such Service Interruption continues for more than three (3) consecutive business days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the Tenant cannot reasonably conduct its normal operations in the Premises, then there shall be an abatement of one day’s Base Rent and additional rent for each day during which such Service Interruption continues after such three (3) business day period. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, water and sewer/septic service, heat or ventilation and electricity. In the event that any such Service Interruption that materially and adversely affects the conduct of Tenant’s normal operations in the Premises continues for more than ninety (90) consecutive days after such written notice from Tenant, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time prior to the date that such Service Interruption ceases, and this Lease shall expire as of the date of such notice as though such date were originally set forth as the Term Expiration Date.

(c) The Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel, energy or supplies or any other cause or causes beyond the reasonable control of the Landlord. No such interruption of service shall be deemed an eviction (or a constructive eviction) or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant’s obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages from such interruption or stoppage of service. Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Project and the Building.

6.	Conditions of Premises.

Landlord, at Landlord’s sole cost and expense, and using building standard materials agrees to do the work to the Premises outlined in Exhibit C attached hereto and incorporated by reference in a workmanlike manner and in compliance with all laws and ordinances with Landlord securing the necessary permits (“Landlord’s Work”). Except for Landlord’s Work, Landlord has no work agreement with Tenant and has no other obligation to do any other work with respect to the Premises. Landlord shall diligently proceed with such work and shall attempt to substantially complete said work on or before the July 1, 2006; provided, however, if construction is delayed because of delay in securing a building permit, changes in construction requested by Tenant or any other reason, no such delay shall subject Landlord to any liability nor shall the same affect the validity of this Lease or the obligations of the Tenant hereunder except as set forth in Section 7(a) hereof. The Tenant’s taking possession of the Premises shall be deemed to be Tenant’s acceptance of the Premises in the order and condition as then exists, except for a punch list of items to be completed or repaired, signed by Landlord and Tenant within ten (10) days of Landlord’s notice of substantial completion. Landlord shall complete all such punch list items within thirty (30) days after the creation of such punch list. Landlord warrants to the best of his knowledge that at the commencement of the term, the Premises and Building are in substantial compliance with all applicable laws and ordinances. Except for Landlord’s Work, no promise of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant, unless the same is contained in this Lease.

7.	Delivery of Possession.

(a) Possession of the Premises shall be delivered to Tenant on the date that Landlord’s Work is substantially complete except for punch list items (the Possession Date), which date is scheduled to be July 1, 2006, subject to delays caused by Tenant or beyond the reasonable control of Landlord in completing the work pursuant to the Work Letter. If the Landlord shall be unable to give possession of the Premises on the Possession Date for any reason, the Commencement Date shall not commence until the Possession Date. The failure to give possession of the Premises on the Possession Date shall not subject Landlord to any liability for failure to give possession except that Landlord shall reimburse Tenant for any excess Base Rent actually incurred by Tenant in holding over in its current space. In the alternative, at Tenant’s election, Tenant shall be entitled to a credit against Base Rent first due under this Lease in an amount equal to one day for each day that Landlord has not substantially completed Landlord’s Work after July 1, 2006. The Premises shall not be deemed to be unready for Tenant’s occupancy or incomplete on the Possession Date if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or shall be otherwise caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the Premises are ready for Tenant’s occupancy, the decision of Landlord’s architect shall be final and binding on the Landlord and Tenant, unless a Certificate of Occupancy is required, then the issuance of such certificate shall be conclusive evidence of the readiness of the premises for occupancy.

(b) To enable Tenant to adapt the Premises to its use, Tenant, may, at Tenant’s sole risk, enter into the Premises commencing on June 23, 2006 and make such installations as it deems desirable for the operation of its business; provided, however, that such entry shall be done in such a manner as not to interfere with Landlord’s Work or render Landlord’s insurance void. Such occupancy shall be subject to all the terms and conditions of this Lease (except that Tenant shall not be required to pay Base Rent and the Rent

Adjustments as provided for in this Lease). As a condition to Tenant’s entry into the Premises, Tenant shall furnish Landlord evidence of the insurance required to be carried by Tenant pursuant to the provisions of this Lease. Notwithstanding such entry, the Initial Term shall begin and Base Rent shall be payable as herein set forth in this Lease.

8.	Care and Maintenance.

Subject to the provisions of Sections 13 and 14 hereof, the Tenant shall, at the Tenant’s own expense, keep the Premises in good order, condition and repair reasonable wear and tear excepted and shall pay for the repair of any damage caused by Tenant, its agents, employees or invitees. Tenant shall promptly arrange with Landlord, at Tenant’s sole expense, for the repair of all such damage to the Premises and the replacement or repair of all such damaged or broken glass (including signs thereon), fixtures and appurtenances, with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord, all repairs and replacements to be made under the supervision and with the prior written approval of Landlord, using contractors or persons acceptable to Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and Landlord’s cost for such repairs and replacements shall be deemed additional rent reserved under this Lease due and payable forthwith.

9.	Alterations.

The Tenant shall not perform any structural alterations or any alterations that would adversely affect the Building systems, without the Landlord’s prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided. however, that consent shall not be required if such alterations are cosmetic or decorating (non-structural) in nature and do not exceed Ten Thousand and 00/100 Dollars ($10,000.00). All such work shall be performed by Tenant, at the sole cost of Tenant. If the Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials into the Premises or into the Building, the Tenant shall furnish the Landlord for approval: (i) plans and specifications; (ii) names and addresses of contractors; (iii) copies of contracts; (iv) necessary permits; and (v) indemnification and insurance in form and amount satisfactory to Landlord from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions and naming Landlord as an additional insured. Landlord may withhold approval of any alteration or additions if the plans and specifications therefor are not acceptable to the Landlord or Landlord’s architect or engineer (if any). In connection with any request for approval of any alterations or additions by Tenant, Landlord may retain the services of an outside architect and/or engineer and the reasonable fees of such architect and/or engineer to Landlord shall be reimbursed to Landlord by Tenant. Landlord’s approval of any plans or specifications shall not be construed to be an agreement or representation on Landlord’s part as to the adequacy or suitability of the Tenant’s alterations or additions.

Tenant agrees that its contractors shall not conduct their work in such a manner so as to interfere with or cause any interruption of either: (i) Landlord’s construction; (ii) another tenant’s occupancy or construction; or (iii) other phases of Landlord’s operation of the Building and the common areas thereof.

The Tenant hereby agrees to indemnify and hold the Landlord, its beneficiaries, partners and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic’s lien filed against the Premises or the Project for work claimed to have been furnished to the Tenant shall be discharged of record or properly contested by the Tenant within ten (10) business days thereafter, at the Tenant’s expense. Upon completing any alterations or additions, the Tenant shall furnish the Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used.

All additions, decorations, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the demised Premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord requests their removal at the time that Landlord approves such alterations, become the Landlord’s property and shall remain upon the demised Premises at the termination of this Lease, by lapse of time or otherwise, without compensation or allowance or credit to the Tenant. If despite Landlord’s request as permitted in the prior sentence, the Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, the Landlord may remove the same, the Tenant shall pay the cost of such removal to the Landlord upon demand, except for that work to be performed as noted in Exhibit ‘C’.

10.	Access to Premises.

The Tenant shall permit the Landlord, its agents and designees, to erect, use and maintain pipes, ducts, wiring and conduits in and through the walls or above the ceiling of the Premises and to have free access to the Premises and any part thereof in the event of an emergency. The Landlord or Landlord’s agents shall have the right to enter upon the Premises, with prior notification to Tenant to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the Premises or the Project as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon the Premises that may be required thereof without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved shall in no way abate (except as provided in Paragraphs 13 or 14 hereof) while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of the Tenant, or otherwise so long as the same do not unreasonably interfere with Tenant’s use of the Premises. If the Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, due to an emergency or pursuant to prior notification given to Tenant, the Landlord or Landlord’s agents may enter the Premises by a master key, or may forcibly enter the Premises, without rending the Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

11.	Insurance.

Tenant will have the following insurance in place at all times during the term of the Lease:

(a) Commercial general liability insurance, including the broad or extended liability endorsement, during the entire Term hereof to afford protection to the limits of not less than $1,000,000 for combined single limit personal injury and property damage liability per occurrence.

(b) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises and business interruption insurance.

Landlord shall keep the Building, Property and improvements insured throughout the term of this lease against losses covered by an “All Risk” policy, as defined in the insurance industry, which shall also cover loss of rental. The deductible amount shall not exceed $10,000.

12.	Subrogation.

Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Paragraph 11 above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in Paragraph 11 above. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any beneficiaries of Landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

13.	Untenantability.

(a) In the event (i) the Premises are made wholly untenantable by fire or other casualty for a period longer than 180 days, (ii) any portion of the Building outside of the Premises that materially adversely affects Tenant’s access to and use of the Premises is so damaged by fire or other casualty for a period longer than 180 days, (iii) the Premises are made untenantable during the last year of the Term, or (iv) any mortgagee applies the insurance proceeds to reduce its loan balance and the remaining proceeds, if any, are insufficient to pay for the repair or restoration of the Premises and Building, then, in any of such events, either party shall have the right to terminate this Lease by notice to the other within thirty (30) days after the date of such fire or other casualty and the rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. Notwithstanding anything to the contrary herein set forth, Landlord shall not be obligated to repair or restore the Premises or the Building if the damage or destruction is due to an uninsurable casualty, or insurance proceeds are insufficient to pay for such repair or restoration, or if any mortgagee applies proceeds of insurance to reduce its loan balance and the remaining proceeds available to Landlord are not sufficient to pay for such repair or restoration.

(b) In the event the Premises are made wholly or partially untenantable and the Lease is not terminated by Landlord under this Section, then this Lease shall continue in effect and Landlord shall proceed diligently to repair and restore the Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces beyond Landlord’s reasonable control. In such event, the rent shall abate in proportion to the non-usability of the Premises during the period while repairs are in progress unless such damages are due to the fault or neglect of Tenant. Provided that Landlord shall have maintained a commercially reasonable all-risk or special form policy of property insurance at least equal to the full replacement cost of the Building and commercially reasonable rental interruption coverage, if the damage is the result of the fault or neglect of Tenant, rent shall not abate during said period unless Landlord will receive insurance proceeds from loss of rent coverage covering the same and Landlord shall not be required to restore the Premises and may pursue any and all of its remedies against Tenant.

(c) Landlord shall have no liability for any loss, cost, expense, damage, or compensation whatsoever (including any claim for inconvenience, loss of business or annoyance) by reason of any restoration of the Premises or the Building under this Section.

14.	Eminent Domain.

(a) If a portion of the Building, or the Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, and as a result thereof, the Premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord Tenant’s interest in such award, if any. Current rent shall be apportioned as of the date of such termination. If any part of the Building shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety (90) days’ prior notice to the date of cancellation designated in the notice.

(b) If a portion of the Premises shall be lawfully taken or condemned or conveyed under threat of condemnation but thereafter the Premises can be used by Tenant for the same purpose and with substantially the same utility, this Lease shall not be terminated by Landlord and Landlord shall repair the Premises, and the Lease shall be amended to reduce the Tenant’s Proportion and Base Rent in the proportion of the amount of the Premises taken. No money or other consideration shall be payable by the Landlord to the Tenant for any right of cancellation or temporary taking, and the Tenant shall have no right to share in any condemnation award or in any judgment for damages caused by a change of grade.

15.	Waiver of Claims and Indemnity.

(a) To the extent permitted by law, the Tenant releases the Landlord, its beneficiaries, and their respective agents, employees, contractors mortgagees and partners (all of said parties are, for the purposes of this Section 15 collectively referred to as indemnities) from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building except if caused by Landlord’s or its employee’s, agent’s or contractor’s gross negligence or willful misconduct. This Section 15 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature, except if caused by Landlord’s or its employee’s, agent’s or contractor’s gross negligence or willful misconduct. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to the Landlord or to other tenants in the Building, results from any act or neglect of the Tenant, its employees, agents, invitees and customers, subject to Section 12, the Tenant shall be liable therefor and the Landlord may, at the Landlord’s option, repair such damage and the Tenant shall, upon demand by the Landlord, reimburse the Landlord forthwith for the total cost of such repairs. All property belonging to the Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

(b) To the extent permitted by law, and to the extent not covered by either landlord’s or Tenant’s insurance, Tenant agrees to indemnify and save the indemnities harmless against any and all claims, demands, costs and expenses, including reasonable attorney’s fees for the defense thereof, arising from Tenant’s occupation of the Premises or from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against any indemnities by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

16.	Assignment and Subletting.

(a) Tenant shall not, without Landlord’s prior written consent, which in each instance, may not be unreasonably withheld, conditioned or delayed : (i) assign, transfer, hypothecate, mortgage, encumber, or convey or subject to or permit to exist upon or be subjected to any lien or charge this Lease or any interest under it; (ii) allow any transfer of, or any lien upon, Tenant’s interest in this Lease by operation of law; (iii) sublet the demised Premises in whole or in part; or (iv) allow the use or occupancy of any portion of the Premises for a use other than the use set forth in Section 1 of this Lease or by any one other than Tenant or Tenant’s employees. Notwithstanding the foregoing, Landlord may take into consideration the business reputation and credit worthiness of the proposed subtenant or assignee; any alteration of the Premises; the intended use of the Premises by the proposed subtenant or assignee; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; and any other reasonable factors which Landlord shall deem relevant.

(b) Tenant shall, by notice in writing (hereinafter referred to as the Transfer Notice), advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of the giving of the Transfer Notice to Landlord) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. The Transfer Notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Landlord shall respond to such request for consent within fifteen (15) days.

(d) Landlord’s consent to any assignment or subletting shall not release Tenant of liability under this Lease or permit any subsequent prohibited act, unless specifically provided in such written consent. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord in connection with any request by Tenant of Landlord in connection with any consent to any assignment or subletting by Tenant.

(e) If Landlord consents to any assignment or sublease, Tenant shall pay Landlord, as additional rent in the case of each and every assignment or sublease, fifty percent (50%) of the rents, additional charges or other consideration whatsoever payable to Tenant by the subtenant or assignee which exceed all rent under this Lease accruing during the term of the sublease or assignment in respect of the subleased or assigned space (i.e., allocated in proportion to the space demised) after deducting therefrom reasonable brokerage commissions, reasonable construction costs, reasonable attorneys’ fees and reasonable marketing costs incurred by the Tenant in relation to such sublease or assignment. Tenant shall pay Landlord all amounts due under this Section 16(e) as and when payable by the assignee or subtenant.

(f) Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section shall be null and void and of no force and effect.

(g) The Landlord may assign this Lease and thereafter shall not be liable hereunder; provided, that the Landlord’s assignee shall assume the Landlord’s obligations hereunder, and Tenant’s Security Deposit (if Tenant is not in default under any of their lease obligations) is transferred to said assignee.

The provisions of this Section 16 shall not apply to either (i) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (ii) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant. No transfer or assignment of any underlying ownership interest in Tenant shall be deemed an assignment or subletting requiring Landlord’s consent.

17.	Subordination.

(a) Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes hereinafter referred to as Mortgage) against the Building, the Project or any interest therein, including a ground lease thereof (Ground Lease) and sell and leaseback the underlying land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any ground lease of the land or the Building, or both, now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of any Mortgage now or thereafter encumbering any portion of the Project, and to all advances made or hereafter to be made upon the security thereof; provided that any such subordination at all times shall be subject to the right of Tenant to remain in possession of the Premises under the terms of this Lease for the Term, notwithstanding any default under the Ground Lease or Mortgage or after termination of said Ground Lease or foreclosure of the Mortgage or any sale pursuant thereto so long as the Tenant is not in default under this Lease. Tenant agrees to execute and deliver such instruments subordinating this Lease to any such Ground Lease and to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. In the event Tenant fails to execute and deliver any instrument required of it under this Section 17(a) within ten (10) business days after written demand Tenant does hereby make, constitute and irrevocably appoint Landlord, the beneficiaries of Landlord or their agent as attorney-in-fact and in its name, place and stead so to do. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

(b) In the event of the cancellation or termination of any such Ground Lease described above in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant’s Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

(c) Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then said mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the mortgagee.

18.	Certain Rights Reserved by the Landlord.

Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder:

(a) to change the name or street address of the Building, provided that Landlord reimburses Tenant for the cost to replace stationery, business cards and other materials;

(b) to install and maintain a sign or signs on the interior or exterior of the Building;

(c) to designate all sources furnishing sign painting and lettering, vending machines, toilet supplies, lamps and bulbs used on the Premises;

(d) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy if Tenant vacates the Premises prior to the expiration of the Term;

(e) to retain at all times pass keys to the Premises;

(f) during the last three months of the Term to exhibit the Premises to others upon reasonable oral or written notice to Tenant or its employees in the Premises so long as the same does not unreasonably interfere with Tenant’s use of the Premises;

(g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

(h) to temporarily close portions of the lobby, common areas and entranceways; provided that Landlord shall provide Tenant with alternative entranceways and access to the Premises;

(i) to close the Building after regular working hours and on holidays subject, however, to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; provided, however, Landlord shall not be liable for the failure to admit any person to the Building;

(j) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events, at Tenant’s sole risk and responsibility; and

(k) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord’s interests or the interest of other tenants, or as may be necessary or desirable in the operation of the Building The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights reserved without being deemed guilty of an eviction or disturbance of the Tenant’s use or possession and without being liable in any manner to the Tenant and without abatement of Rent or affecting any of Tenant’s obligations under this Lease, provided that Landlord uses reasonable efforts to perform such actions in a manner that will not materially adversely affect Tenant’s use and occupancy of the Premises for the normal conduct of its business.

19.	Holding Over.

If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time or otherwise, Tenant shall pay Landlord monthly Base Rent, at one hundred fifty per cent (150%) of the rate payable for the month immediately preceding said holding over (including amounts for Rent Adjustments which Landlord may reasonably estimate), computed on a daily basis, for the first sixty (60) days that Tenant remains in possession and at two hundred per cent (200%) of such rate for any continuing holdover thereafter, and in addition thereto, Tenant shall also pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession. The provisions of this Section 19 do not exclude the Landlord’s rights of re-entry or any other right hereunder.

20.	Defaults and Landlord’s Remedies.

(a) Each of the following shall constitute a default of this Lease by Tenant: (i) Tenant fails to pay any installment or other payment of rent including without limitation Base Rent, Rent Adjustment Deposits or Rent Adjustments when due and fails to cure such non-payment within ten (10) days after written notice from Landlord to Tenant but in no event shall Tenant be entitled to more than two (2) such notices in any twelve (12) month period (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within twenty (20) days after written notice thereof to Tenant; (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, or upon the dissolution of Tenant; (v) Tenant is declared insolvent by law or any assignment of Tenant’s property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant’s property; or (vi) Tenant abandons the Premises.

(b) In the event of any default of this Lease by Tenant, Landlord at its option, with written notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity:

(i) terminate this Lease and Tenant’s right of possession of the Premises by lawful process and with at lease ten (10) days prior written notice, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all rent payable hereunder for the balance of the Term, and all of Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions); or

(ii) terminate Tenant’s right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting,

Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord fails or refuses to relet the Premises or if the Premises are relet and a sufficient sum is not realized therefrom, after payment of all Landlord’s expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions), to satisfy the payment when due of rent reserved under this Lease for each such monthly period, or if the Premises have been relet, Tenant shall pay any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to this Section 20(b), to terminate Tenant’s right of possession only without terminating this Lease, Landlord may, at Landlord’s option, and with five (5) days prior written notice enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 21 hereof; provided, such action shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the rent reserved hereunder for the Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of this Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord’s possession or under the Landlord’s control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant. Any default by Tenant of any term or condition hereof other than the payment of sums due hereunder may be restrained or enforced by injunction.

(c) Landlord or Tenant shall pay upon demand, all costs and expenses, including reasonable attorney’s fees, incurred by Landlord or Tenant in enforcing the observance and performance by Tenant or Landlord of all covenants, conditions and provisions of this Lease to be observed and performed by Tenant or Landlord , or resulting from Tenant’s or Landlord’s default under this Lease. In any action brought by Landlord to enforce the terms or conditions of this Lease or with respect thereto, Tenant waives the right to trial by jury.

(d) If the term of any lease, other than this Lease, made by the Tenant for any Premises in the Building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at the Landlord’s sole opinion, to terminate this Lease by notice to the Tenant. Landlord shall make reasonable efforts to mitigate its damages and shall not be unjustly enriched by exercising unreasonable remedies contained therein.

21.	Surrender of Possession.

Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises and all equipment and fixtures of Landlord broom-swept clean and in as good a condition and state of repair as when Tenant originally took possession subject to ordinary wear and tear, failing which Landlord may restore the Premises, equipment and fixtures to such condition and state of repair and Tenant shall, upon demand, pay to Landlord the cost thereof. If the Tenant does not remove its property of every kind and description from the Premises prior to the end of the Term, however ended, at Landlord’s option, the Tenant shall be conclusively presumed to have conveyed the same to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant and the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

22.	Omitted.

23.	Covenant Against Liens.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Building, the Project or the Premises, and any liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Building, the Project or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees immediately to cause it to be released and removed of record.

24.	Tenant’s Payments Upon Execution.

Tenant has deposited with landlord the sum of Three Thousand Eight Hundred Fifty Seven Dollars and No Cents ($3,857.00) as Security Deposit. The Security Deposit need not be segregated and may be applied by Landlord for the purpose of curing any default or defaults of Tenant hereunder, in which event Tenant shall replenish the Security Deposit in full by promptly paying to Landlord on demand the amount so applied. The security deposit shall be returned to Tenant upon expiration of this Lease.

Notwithstanding anything to the contrary herein set forth, the monthly Base Rent and Adjustments payable Four Thousand One Hundred Twenty Seven Dollars and Sixty Six Cents ($4,127.66) (with Electric) for the portion of the first month of the Initial Term shall be due and paid to Landlord upon lease execution.

25.	Rules And Regulations.

The Tenant shall occupy and use the Premises during the Term for the purpose above specified and none other and shall comply with the following provisions:

(a) Tenant will not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation, or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering the operation of the Building, or which will be in conflict with any fire insurance policy covering the Building. Tenant, at its sole expense, will comply with all rules, regulations or requirements of the local inspection and rating bureau, or any other similar body, and shall not do or permit anything to be done upon the Premises or bring or keep anything on the Premises in violation of any rule, regulation or requirement of any fire department, inspection and rating bureau, fire insurance rating organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building;

(b) Any sign installed in the Building outside of the Premises shall be installed by Landlord at Tenant’s cost and in such manner, character and style as Landlord may approve in writing, and all such signage shall comply with all applicable codes, ordinances, laws and regulations;

(c) Tenant shall not use the name of the Building for any purpose other than as the business address of Tenant, and Tenant shall not use any picture or likeness of the Building in any circular, notice, advertisement or correspondence without Landlord’s prior written consent;

(d) Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, or stairways of the Building;

(e) No bicycle or other vehicle (other than handicapped assistance vehicles such as mechanized wheelchairs) and no dog or other animal (other than handicapped assistance animals such as seeing eye dogs) shall be brought or permitted in the Building;

(f) Tenant shall not (i) make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, (ii) create or maintain a nuisance in the Premises, (iii) disturb, solicit or canvass any occupant of the Building, and (iv) do any act tending to injure the reputation of the Building;

(g) Tenant shall not install any musical instrument or equipment in the Building, or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, Landlord’s prior written consent. Any such use, if permitted, shall be subject to control by Landlord so that other occupants of the Building shall not be disturbed or annoyed;

(h) Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet;

(i) No additional locks or similar devices shall be attached to any door or window. No keys for any door or window other than those provided by the Landlord shall be made. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys of the Premises and shall make known to the Landlord the combination of all locks on safes, cabinets, and vaults;

(j) Tenant shall be responsible for protecting the Premises and all property located therein and for the safety of all persons therein unless said damage or injury is a result of Landlord’s failure to fulfill its obligations under this lease;

(k) If Tenant desires telegraphic, telephonic, burglar alarm or signal service, or if Tenant desires any other special wiring be installed, Landlord, upon written request, shall direct where and how connections and all wiring for such service shall be introduced and run. Without such directions and approval, no boring, cutting or installation of wires or cables is permitted;

(1) Shades, draperies or other forms of inside window covering must be of such shape, color and material as approved by the Landlord;

(m) Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as the Landlord shall direct and at the Tenant’s sole risk and responsibility;

(n) Unless Landlord gives advance written consent in each and every instance, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business in the Premises, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking in the Premises or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property;

(o) Tenant shall not place or allow anything to be against or near the glass, partitions, doors or windows of the Premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

(p) Tenant shall not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. Tenant shall ascertain from the Landlord the maximum amount of electric current which can safely be used in the Premises, taking into account the capability of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall riot relieve the Tenant from the obligation not to use more electricity than such safe capacity;

(q) Tenant may not install carpet padding or carpet by means of a mastic, glue or cement without Landlord’s prior written consent. Such installation shall be by tackless strip or double-faced tape only; and

(r) Tenant shall not, without Landlord’s prior written consent in each instance, do any cooking, baking, heating, preparation, serving or selling of any food or beverages in the Premises, or permit the same to occur, except for coffee service and microwave ovens to service Tenant;

If Tenant breaches any covenant or condition of this Section 25, then in addition to all other liabilities, rights and remedies for breach of any covenant of this Section 25, Tenant shall pay to Landlord all damages caused by such breach and shall also pay to Landlord as additional rent an amount equal to any increase in insurance premium or premiums caused by such breach. The Landlord shall have the right to make and Tenant shall observe, such reasonable rules and regulations as the Landlord may from time to time adopt on such reasonable notice to be given as the Landlord may elect. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the provisions of this Section 25 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

26.	Omitted.

27.	Environmental.

(a) Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time other than normal quantities of materials customarily required to operate, clean and maintain an office space and the equipment therein. The term Hazardous Materials, when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the demised Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos, petroleum and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. subsections 9601 et seq, or the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901, et seq. or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect.

(b) Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant’s use or occupancy of the Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. This indemnification shall be reciprocal by landlord to Tenant as well. Tenant’s obligations and liabilities under this Section 27(b) shall survive the expiration of this Lease. Landlord represents and warrants to the best of his knowledge that at the commencement of the term, the premises and building are in compliance with all environmental laws.

28.	Quiet Enjoyment.

Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed. shall and may peaceably have, hold and enjoy the Premises for the Term.

29.	Miscellaneous.

(a) No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of rent due shall be deemed to be other than a payment on account of the amount due and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

(b) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

(c) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default and if such default be repeated, no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. Receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

(d) The words Landlord and Tenant wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

(e) Each provision of this Lease shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns; provided, however, that nothing contained in this subsection shall be construed to be a consent by Landlord to any assignment or subletting except as otherwise provided for in this Lease.

(f) The execution of this Lease by Tenant and delivery of same to Landlord does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease. This Lease shall become effective only if and when Landlord executes and delivers this Lease to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of the executed Lease, certified resolutions of Tenant’s directors or other governing person or body authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and the authority of the party executing this Lease as having been duly authorized to so do.

(g) All amounts (other than Base Rent and Rent Adjustments) owed by the Tenant to the Landlord hereunder shall be deemed additional rent and be payable within thirty (30) days from the date the Landlord renders statements of account therefor. All Base Rent, Rent Adjustments and additional rent shall bear interest from the date ten (10) days after the date due until the date paid at the rate of four (4%) percent above the prime rate of interest published by Bank One on the date that any payment is due, or at the maximum legal rate of interest, allowed by law, if such maximum legal rate is applicable and lower. In addition, Tenant shall pay, as a late charge in the event any installment of Base Rent, Rent Adjustments, Rent Adjustment Deposits and any other charge owed by Tenant hereunder is not paid within ten (10) days of when due, the greater of $100.00 or an amount equal to five (5%) percent of the amount due for each and every thirty (30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity. Whenever rent is referred to in this Lease, it shall include (but not by way of exclusion) Base Rent, Rent Adjustments and additional rent.

(h) All riders and exhibits attached to this Lease referred to herein are hereby made a part of this Lease as though inserted in this Lease.

(i) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

(j) If the Tenant occupies the Premises prior to the beginning of the Term of this Lease with the Landlord’s consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the Premises other than the payments of Base Rent and Additional Rent.

(k) Should any mortgagee, leasehold or otherwise, require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant under this Lease, Tenant agrees that this Lease may be so modified.

(1) Tenant and their broker represent that they have dealt directly with and only with Chicagoland Commercial Realtors as brokers in connection with this Lease and that to the best of Tenant’s knowledge, no other broker negotiated this Lease or is entitled to any commission in connection with this Lease. Tenant agrees to indemnify and old Landlord, its beneficiaries, and their respective agents and employees harmless from all claims of any other broker who claims to have dealt with Tenant in connection with this Lease.

(m) Tenant shall at any time and from time to time upon not less than ten (10) business days prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord’s mortgagee, a written statement certifying (if true) that Tenant has accepted the Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be requested by Landlord or Landlord’s mortgagee, and agreeing to give copies to any mortgagee of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Building and their respective successors and assigns. Landlord shall, within 10 business days after request of Tenant, deliver a similar statement to Tenant.

(n) The Landlord’s title is and always shall be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Premises for the collection of such judgment, that being the sole asset to which Tenant may look for payment of any such judgment; and Tenant further agrees that no other assets of Landlord, wherever situate, shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be liable for any deficiency.

(o) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

(p) If any term, covenant or condition of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(q) Tenant warrants and represents that it has full power and authority to execute this Lease. In the event Tenant is a general partnership or consists of two or more individuals, all present and future partners or individuals, as applicable, shall be jointly and severally liable hereunder.

(r) Landlord has no obligation pursuant to this Lease except as expressly provided for herein. The references to Landlord in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the demised Premises. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the Landlord named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed, subject to the provisions of Section 30(m), above, all of such terms, conditions, covenants and obligations.

(s) This Lease, including all schedules of exhibits attached hereto and made a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant, concerning the Premises and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

(t) Notices hereunder shall be in writing and shall be deemed given when received if:

(i) Served by Landlord upon Tenant by forwarding through overnight courier or certified or registered mail, postage prepaid, to Tenant at the Premises.

(ii) Served by Tenant upon Landlord when addressed to Landlord and served by forwarding through over night courier or certified or registered mail, postage prepaid, to Landlord’s agent at the address set forth in Section 1 or to such other address and such other parties as notified by Landlord.

(u) This Lease does not grant any rights to light or air over or about the real property of Landlord. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Project, all rights to and the land and improvements below the improved floor level of the Project, to the improvements and air rights above the Project and to the improvements and air rights located outside the demising walls of the Premises and to such areas within the Premises required for installation of utility lines and other installations required to serve any occupants of the Project and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

(v) The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(w) Notwithstanding anything in this Lease to the contrary, with respect to any provision of this Lease which requires Landlord’s consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim for (and Tenant hereby waives any claim for) money damages as a result of any claim by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant’s sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

(x) Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Building for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

(y) Tenant shall have use of the parking lot in common with other tenants of the Building.

IN WITNESS WHEREOF, this lease is executed as of the day and year first written above.

LANDLORD: LAKE CENTER PLAZA PARTNERS, LLC		TENANT: MONOTYPE IMAGING INC.

BY:	/S/ LARRY S. KATZ	BY:	/S/ ROBERT M. GIVENS
NAME:	LARRY S. KATZ	NAME:	ROBERT M. GIVENS
TITLE:	MANAGING MEMBER	TITLE:	PRESIDENT & CEO MONOTYPE IMAGING INC.

Exhibit A - Floor Plan

Exhibit B - Base Rent

Exhibit C - Work Letter

Exhibit B

Base Rent

Month	Base Rent/Year	Base Rent/Month
1-3	abated
4-15	$46,284.00	$3,857.00
16-27	$47,908.00	$3,992.33
28-39	$49,532.00	$4,127.67
40-51	$51,156.00	$4,263.00
52-63	$52,780.00	$4,398.33
64	abated	abated

EXTENDED TERM

1-12	$54,404.00	$4,533.67
13-24	$56,028.00	$4,669.00
25-36	$57,652.00	$4,804.33
37-48	$59,933.00	$4,994.42
49-60	$61,575.00	$5,131.25

Exhibit C

Work Letter

Refer to Exhibit A for drawing information

1.	Construct Delimiting Firewall on south and southeast edge of space (A)

2.	Remove West wall and south wall of first office north of new south firewall. (B)

3.	Add a door to second from northeast-most office, on northwest wall. (C)

4.	Add wall (D) to split the second office in two.

5.	Add vent and dedicated power outlet to southwest room south of the entry. (E)

6.	Install new carpet. Carpet to be building standard – all one color.

7.	Prime and paint all walls – building standard, one color

8.	Repair/replace any sprinkler fittings and ceiling tiles as required.

Exhibit D

Cancellation Option

The LESSEE shall have a one time option to cancel the lease on the 39th month of the term subject to the following terms.

1.	A written notification of intent to vacate the lease on the 39th month of the term shall be delivered to the LESSOR no less than 90 days prior to such date.

2.	LESSOR agrees to pay a fee of $25,000.00 upon submission of the notification to vacate to cover the unamortized portions of the a) buildout, b) broker’s commission, and a rental cancellation fee.

Signed:	/s/ Robert M. Givens / May 31, 2006
Lessee Date

Signed:	/s/ Larry S. Katz / May 30, 2006
Lessor Date

37